Exhibit 10.68

AMENDEDMENT #1 TO
WHOLESALE LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (“Agreement”) is made and entered into as of this 30th day of January 2018 (the “Effective Date”), by and between kathy ireland® WorldWide, Inc., a California corporation (“Licensor”), and Level Brands, Inc., a North Carolina corporation (“Licensee”). Licensor and Licensee sometimes collectively referred to herein as “Parties” or, individually, as “Party.”

Background

A.           On September 8, 2017, the Parties entered into a Wholesale License Agreement (“Original Agreement”) whereby Licensor agreed to license certain of its intellectual property to Licensee.

B.           The Parties now hereby desire to amend the Original Agreement as contemplated herein to modify the term and payment terms to better reflect the recent License Agreement between Licensee and Isodiol International, Inc. which has been approved by Licensor.

Agreement

In consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1. Capitalized Terms. All capitalized terms used herein shall have the meanings assigned to them in the Original Agreement unless the context hereof requires otherwise.

2. Amendments.

a.
Section 2(a) of the Original Agreement is hereby deleted in its entirety and the following Section 2(a) shall be inserted in lieu thereof:

(a)
Marketing Fee. In addition to the Four Hundred and Eighty Thousand Dollars (US $480,000) previously paid, in exchange for the license granted hereunder, (i) within five days of the date hereof, Licensee agrees to pay Licensor Four Hundred Thousand Dollars (US $400,000), and (ii) on latter to occur of (1) January 1, 2019, or (2) within thirty days following the receipt by Licensee of at least Five Million Dollars (US $5,000,000) in Net Proceeds (as defined below) from Sublicense Agreements, Licensee agrees to pay Licensor an additional Three Hundred and Twenty Thousand Dollars (US $320,000) (all $1,200,000, collectively, the “Marketing Fee”).

b.
Section 2(b) of the Original Agreement is hereby deleted in its entirety and the following Section 2(b) shall be inserted in lieu thereof:

(b)
Royalty. In further remuneration, (i) commencing on the date hereof and continuing until the seventh anniversary of the date hereof, Licensee shall pay Licensor royalties in U.S. dollars in an amount of thirty three and one third percent (33 1/3%) of the Licensee’s Net Proceeds, and (ii) commencing on the seventh anniversary of the date hereof and continuing until December 31, 2027, Licensee shall pay Licensor royalties in U.S. dollars in an amount of thirty five percent (35%) of the Licensee’s Net Proceeds (under clauses (i) and (ii) above, collectively, the “Royalty”) under any Sublicense Agreements during the term of this Agreement received by Licensee or its affiliates, in the aggregate; provided, however, it is understood and agreed that any Marketing Fees paid by Licensee under Section 2(a) which have not previously been credited against the Royalty shall be deducted from the Royalty payments due to Licensor (or, credited against such Royalty). As used herein, “Net Proceeds” means all advances, fees, royalties, monies or other consideration paid or payable from a Sublicense Agreement less: (i) conversion and transmittal costs of foreign currency; (ii) adjustments, credits, allowances, rebates, and refunds; (iii) taxes, excises, imports, duties, tariffs and customs charges; (iv) collection and audit costs which may be incurred by Licensee; (v) blocked currency; and (vi) any other fees and expenses agreed to in writing by Licensor. No Royalty shall be payable to Licensor until such Net Proceeds are collected from the Sublicense Agreements.

b.
Section 3(a) of the Original Agreement is hereby deleted in its entirety and the following Section 3(a) shall be inserted in lieu thereof:

(a)
Term. This Agreement shall be effective as of September 8, 2017 and remain in force and effect until December 31, 2027.

2. No Other Amendment. Except as specifically amended pursuant to this Amendment, the Original Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be duly executed as of the day and year first above written.

Licensor:

kathy ireland® WorldWide, Inc.

/s/ Kathy Ireland___________________
Name: Kathy Ireland________________
Title:   CEO_______________________

Licensee:

Level Brands, Inc.

/s/ Martin Sumichrast_______________
Name: Martin Sumichrast__________
Title:   CEO__________________________